Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Third-quarter Financial Results

Company reiterates full-year 2014 outlook

MANITOWOC, Wis. - October 27, 2014 - The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $986.3 million for the third quarter of 2014, a decrease of 2.5 percent compared to sales of $1.012 billion in the third quarter of 2013. During the quarter, the Foodservice segment had a sales increase of 3.8 percent, which was offset by a 6.7 percent decrease in Crane segment sales.
On a GAAP basis in the third quarter, the company reported net earnings of $73.1 million, or $0.53 per diluted share, versus earnings of $52.9 million, or $0.39 per diluted share, in the third quarter of 2013. Contributing to the year-over-year increase in net earnings is the benefit for income taxes of $18.1 million due to discrete items in the quarter, versus income tax expense of $17.0 million in the third quarter of 2013. Excluding special items, third-quarter 2014 adjusted earnings from continuing operations was $50.1 million, or $0.36 per diluted share, versus adjusted earnings of $54.5 million, or $0.40 per diluted share in the third quarter of 2013. A reconciliation of GAAP net earnings to net earnings before special items for the quarter is provided later in this press release.
“Our third-quarter results reflect the muted demand environment brought on by uncertainty in the global economy,” commented Glen E. Tellock, Manitowoc’s chairman and chief executive officer. “This cycle has proven to be unlike any other, and our performance in times of uncertainty will depend in large part on our ability to improve the agility of our business by focusing on the areas that are within our control. We have maintained an unrelenting commitment to innovation, product quality, and reliability, while concurrently executing our Lean manufacturing, sourcing, and cost initiatives across the enterprise. This focus will ultimately position Manitowoc for long-term growth and profitability.”
Foodservice Segment Results
Third-quarter 2014 net sales in the Foodservice segment were $417.1 million, up 3.8 percent from $401.9 million in the third quarter of 2013. The increase was driven by higher sales of hot side brands and ice/beverage equipment, as well as a favorable foreign exchange rate.
Foodservice operating earnings for the third quarter of 2014 were $61.9 million, down 10.9 percent versus $69.5 million for the third quarter of 2013. This resulted in a Foodservice segment operating margin of 14.8 percent for the third quarter of 2014, which is a 250 basis point decline versus the prior-year quarter. The year-over-year decrease in operating earnings was driven by greater sales volume in lower-margin products, higher commodity prices, and absence of any new product rollouts.
“While we successfully achieved sales growth within our Foodservice segment, unfavorable product mix and delayed benefits from certain consolidation efforts impacted our margins. However, as the quarter progressed, we saw improved efficiencies resulting from our facility consolidations, as well as encouraging customer reception and traction of new products. Looking ahead, we expect our customer-centric strategy, ongoing product innovation, and leveraging our global scale to regain positive operating margin momentum,” Tellock stated.
Crane Segment Results
Third-quarter 2014 net sales in the Crane segment were $569.2 million, versus $610.2 million in the third quarter of 2013. The decline in sales was due to volume decreases that were most pronounced in the boom truck and rough-terrain product categories.
Crane segment operating earnings for the third quarter of 2014 were $41.6 million, down from $59.1 million in the same period last year. This resulted in an operating margin of 7.3 percent for the third quarter of 2014 versus 9.7 percent for the third quarter of 2013. Third-quarter 2014 margins were affected by lower sales volume that was only partially offset by ongoing operational efficiencies.
Crane segment backlog totaled $715.6 million as of September 30, 2014, a 26 percent increase from the third quarter of 2013 and a slight decrease from the second quarter 2014. Third-quarter 2014 orders of $557 million were 24 percent higher than the third quarter of 2013, representing a book-to-bill ratio of essentially 1.0 time.

Tellock added, “The continuing decline in the rough-terrain and boom truck markets in North America and Latin America have continued to negatively impact our Crane segment performance. However, we remain focused on the areas of the business within our control, which include executing our manufacturing initiatives and capturing purchasing savings as we strive for improved performance to close out the year. In addition, we will continue to drive cost-savings initiatives to mitigate weaker outlooks within select product categories and end markets.”
Cash Flow
Cash flow provided from operating activities from continuing operations in the third quarter of 2014 was $59.9 million, driven by cash from profitability and partially offset by seasonal working capital requirements. Third-quarter capital expenditures totaled $22.9 million.
2014 Guidance
As indicated in the company’s October 9, 2014, press release, Manitowoc is reiterating its latest 2014 guidance:
■ Crane revenue - mid-to-high single-digit percentage decline
■ Crane operating margins - seven percent range
■ Foodservice revenue - low-to-mid single-digit percentage growth
■ Foodservice operating margins - 15 percent range
■ Capital expenditures - approximately $90 million
■ Depreciation & amortization - approximately $120 million
■ Interest expense - low-to-mid $90 million range
■ Amortization of deferred financing fees - less than $5 million
■ Total leverage - approximately 3.5 times Debt-to-EBITDA
■ Effective tax rate in the mid-teens percentage range driven by third-quarter discrete items

Investor Conference Call
On October 28 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its third-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.
About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with over 100 manufacturing, distribution, and service facilities in 24 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In 2013, Manitowoc’s revenues totaled $4.0 billion, with more than half of these revenues generated outside of the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•
foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•	efficiencies and capacity utilization of facilities;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
For more information:
Carl J. Laurino
Senior Vice President & Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Nine Months Ended September 30, 2014 and 2013
(In millions, except share data)
INCOME STATEMENT

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013*	2014	2013*
Net sales	$986.3	$1,012.1	$2,849.1	$2,943.8
Cost of sales	741.1	750.0	2,104.5	2,183.6
Gross profit	245.2	262.1	744.6	760.2
Engineering, selling and administrative expenses	153.4	149.6	483.1	465.7
Restructuring expense	1.7	0.4	4.7	1.6
Amortization expense	8.8	8.6	26.4	26.5
Other	—	0.2	0.1	0.5
Operating earnings	81.3	103.3	230.3	265.9
Amortization of deferred financing fees	(1.0)	(1.8)	(3.3)	(5.3)
Interest expense	(24.7)	(31.6)	(69.1)	(96.8)
Loss on debt extinguishment	—	—	(25.3)	(0.4)
Other income (expense) - net	0.7	0.9	(1.6)	1.1
Earnings from continuing operations before taxes on income	56.3	70.8	131.0	164.5
(Benefit) provision for taxes on income	(18.1)	17.0	3.7	34.8
Earnings from continuing operations	74.4	53.8	127.3	129.7
Discontinued operations:
Loss from discontinued operations, net of income taxes	(0.2)	(3.2)	(1.5)	(14.9)
Loss on sale of discontinued operations, net of income taxes	(1.1)	—	(11.0)	(1.6)
Net earnings	73.1	50.6	114.8	113.2
Less: net (loss) earnings attributable to noncontrolling interests	—	(2.3)	3.9	(7.7)
Net earnings attributable to Manitowoc	$73.1	$52.9	$110.9	$120.9
Amounts attributable to the Manitowoc common shareholders:
Earnings from continuing operations	$74.4	$54.2	$123.0	$130.7
Loss from discontinued operations, net of income taxes	(0.2)	(1.3)	(1.1)	(8.2)
Loss on sale of discontinued operations, net of income taxes	(1.1)	—	(11.0)	(1.6)
Net earnings attributable to Manitowoc	$73.1	$52.9	$110.9	$120.9
BASIC EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.55	$0.41	$0.91	$0.98
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.01)	(0.01)	(0.06)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.01)	—	(0.08)	(0.01)
BASIC EARNINGS PER SHARE	$0.54	$0.40	$0.82	$0.91
DILUTED EARNINGS (LOSS) PER SHARE:
Earnings from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.54	$0.40	$0.89	$0.97
Loss from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.01)	(0.01)	(0.06)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.01)	—	(0.08)	(0.01)
DILUTED EARNINGS PER SHARE	$0.53	$0.39	$0.81	$0.89
AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	135,222,411	133,079,254	134,803,784	132,798,086
Average Shares Outstanding - Diluted	137,597,804	135,304,501	137,606,011	135,141,947

SEGMENT SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013*	2014	2013*
Net sales from continuing operations:
Cranes and related products	$569.2	$610.2	$1,642.0	$1,801.6
Foodservice equipment	417.1	401.9	1,207.1	1,142.2
Total	$986.3	$1,012.1	$2,849.1	$2,943.8
Operating earnings (loss) from continuing operations:
Cranes and related products	$41.6	$59.1	$118.6	$164.0
Foodservice equipment	61.9	69.5	185.7	181.6
General corporate expense	(11.7)	(16.1)	(42.8)	(51.1)
Restructuring expense	(1.7)	(0.4)	(4.7)	(1.6)
Amortization	(8.8)	(8.6)	(26.4)	(26.5)
Other	—	(0.2)	(0.1)	(0.5)
Total	$81.3	$103.3	$230.3	$265.9
* Results have been prepared with the Manitowoc Dong Yue business treated as a discontinued operation.

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Nine Months Ended September 30, 2014 and 2013
(In millions)

BALANCE SHEET

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$74.8	$54.9
Restricted cash	25.1	12.8
Accounts receivable - net	303.0	255.5
Inventories - net	808.9	720.8
Deferred income taxes	86.2	89.9
Other current assets	125.9	113.9
Current assets of discontinued operation	—	15.1
Total current assets	1,423.9	1,262.9
Property, plant and equipment - net	595.0	578.8
Intangible assets - net	1,937.2	1,984.8
Other long-term assets	121.8	126.8
Long-term assets of discontinued operation	—	23.3
TOTAL ASSETS	$4,077.9	$3,976.6
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$787.1	$935.6
Short-term borrowings	74.8	22.7
Customer advances	37.7	34.9
Product warranties	77.1	81.1
Product liabilities	26.7	25.0
Current liabilities of discontinued operation	—	26.1
Total current liabilities	1,003.4	1,125.4
Long-term debt	1,672.1	1,504.1
Other non-current liabilities	528.6	562.6
Long-term liabilities of discontinued operation	—	2.2
Stockholders’ equity	873.8	782.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,077.9	$3,976.6

CASH FLOW SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013*	2014	2013*
Net earnings attributable to Manitowoc	$73.1	$52.9	$110.9	$120.9
Non-cash adjustments	15.6	30.6	86.3	108.8
Changes in operating assets and liabilities	(28.8)	32.6	(329.4)	(168.5)
Net cash provided from (used for) operating activities of continuing operations	59.9	116.1	(132.2)	61.2
Net cash used for operating activities of discontinued operations	(0.1)	(1.1)	(7.2)	(8.6)
Net cash provided from (used for) operating activities	59.8	115.0	(139.4)	52.6
Capital expenditures	(22.9)	(26.3)	(57.9)	(72.8)
Restricted cash	0.4	1.4	(12.8)	1.2
Proceeds from sale of business	—	—	—	39.2
Proceeds from sale of fixed assets	6.7	0.5	8.8	1.4
Net cash used for investing activities of discontinued operations	—	(0.2)	—	(0.6)
(Payments on) proceeds from borrowings - net	(71.2)	(95.4)	224.9	(10.8)
Payments on receivable financing - net	(2.2)	(3.2)	(14.8)	(0.9)
Stock options exercised	2.4	0.9	25.2	3.8
Debt issuance costs	(0.1)	—	(5.0)	—
Net cash used for financing activities of discontinued operations	—	—	(7.2)	—
Effect of exchange rate changes on cash	(1.6)	—	(1.9)	(2.0)
Net (decrease) increase in cash & cash equivalents	$(28.7)	$(7.3)	$19.9	$11.1

* Results have been prepared with the Manitowoc Dong Yue business treated as a discontinued operation.

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2014 was $429.4 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$131.8
Loss from discontinued operations	3.2
Loss on sale of discontinued operations	12.1
Depreciation and amortization	101.2
Interest expense and amortization of deferred financing fees	105.7
Costs due to early extinguishment of debt	27.9
Restructuring charges	7.9
Income taxes	5.0
Forgiveness of loan to Manitowoc Dong Yue	39.9
Other	(5.3)
Adjusted EBITDA	$429.4

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013*	2014	2013*
Net earnings attributable to Manitowoc	$73.1	$52.9	$110.9	$120.9
Special items, net of tax:
Loss from discontinued operations	0.2	1.3	1.1	8.2
Loss on sale of discontinued operations	1.1	—	11.0	1.6
Early extinguishment of debt	—	—	16.4	0.3
Restructuring expense	1.5	0.3	3.7	1.0
Tax restructuring benefit	(25.8)	—	(25.8)	—
Forgiveness of loan to Manitowoc Dong Yue	—	—	4.3	—
Net earnings before special items	$50.1	$54.5	$121.6	$132.0

Diluted earnings per share	$0.53	$0.39	$0.81	$0.89
Special items, net of tax:
Loss from discontinued operations	—	0.01	0.01	0.06
Loss on sale of discontinued operations	0.01	—	0.08	0.01
Early extinguishment of debt	—	—	0.12	—
Restructuring expense	0.01	—	0.03	0.01
Tax restructuring benefit	(0.19)	—	(0.19)	—
Forgiveness of loan to Manitowoc Dong Yue	—	—	0.03	—
Diluted earnings per share before special items	$0.36	$0.40	$0.88	$0.98

* Results have been prepared with the Manitowoc Dong Yue business treated as a discontinued operation.